EXHIBIT 10.1

                         TRIARC DEERFIELD HOLDINGS, LLC

                             Amendment No. 1 to the
            Amended and Restated Limited Liability Company Agreement


          THIS AMENDMENT NO. 1 (this "Amendment") to the Amended and Restated Limited Liability Company Agreement, dated as of November 10, 2005 (the "LLC Agreement"), of Triarc Deerfield Holdings, LLC, a Delaware limited liability company (the "Company") is made as of November 16, 2006. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the LLC Agreement.

                                R E C I T A L S:

          Pursuant to clause (ii)(z) of the proviso to Section 12.1 of the LLC Agreement, the Board of Managers wishes to adopt this Amendment to cure a defect in the LLC Agreement.

          NOW, THEREFORE, the LLC Agreement is hereby amended as follows:

          1. Amendment to Definition of "Attributable GAAP Net Profits." Section 1.8(a) of the LLC Agreement is hereby amended by deleting the definition of "Attributable GAAP Net Profits" and replacing it in its entirety as follows:

          "Attributable GAAP Net Profits" means, as of any date of determination, with respect to any Class B Member, the product of (x) the excess of (i) cumulative net profits of the Company earned since the Issuance Date as determined in accordance with GAAP, excluding any net profits and net losses attributable to any Special Investment, over (ii) the sum of (A) the aggregate amount of distributions theretofore made by the Company to all Class B Members pursuant to Section 3.1(a)(i) and (B) the excess, if any, of the aggregate amount of distributions theretofore made by the Company to all Class B Members pursuant to Section 11.2(b)(iv)(x), over the aggregate amount of Capital Contributions theretofore made by all Class B Members, and (y) such Class B Member's Class B Percentage. For the avoidance of any doubt, (i) in the event of a sale or other disposition of all or a portion of the Company's assets or any similar transaction, subclause (x) shall, to the extent otherwise required under this Agreement, include the net profits and losses of the Company attributable to such sale or disposition computed from the Deerfield Acquisition Date as determined in accordance with GAAP, excluding any net profits and losses attributable to any Special Investment; and (ii) subclause (x) shall, to the extent otherwise required under this Agreement, include the net profits and losses of the Company as determined in accordance with GAAP attributable to any hypothetical or deemed liquidation of the Company or sale, or adjustment to fair market value, of Company assets, as if such events actually occurred (including pursuant to Sections 4.1(a), 4.3(h), 9.3, 9.4 and 11.2(d)).

          2. Amendment to Definition of "Class A Attributable GAAP Net Profits."
Section 1.8(a) of the LLC Agreement is hereby amended by deleting the definition of "Class A Attributable GAAP Net Profits" and replacing it in its entirety as follows:

          "Class A Attributable GAAP Net Profits" means, with respect to each Class A Member, an amount equal to the product of (A) the excess, if any, of (x) the cumulative net profits of the Company earned since the Issuance Date as determined in accordance with GAAP, excluding any net profits and net losses attributable to any Special Investment, over (y) the sum of (i) an amount equal to cumulative Class B Attributable GAAP Net Profits with respect to all Class A Members, (ii) the aggregate amount of distributions theretofore made by the Company to all Class B Members pursuant to Section 3.1(a)(i) and (iii) the excess, if any, of the aggregate amount of distributions theretofore made by the Company to all Class B Members pursuant to Section 11.2(b)(iv)(x), over the aggregate amount of the Capital Contributions theretofore made by all Class B Members; and (B) a fraction, the numerator of which is such Class A Member's Adjusted Capital Contributions and the denominator of which is the aggregate Adjusted Capital Contributions of the Class A Members. For the avoidance of any doubt, (i) in the event of a sale or other disposition of all or a portion of the Company's assets or any similar transaction, subclause (x) shall include the net profits and losses of the Company attributable to such sale or disposition computed from the Deerfield Acquisition Date as determined in accordance with GAAP, excluding any net profits and losses attributable to any Special Investment; and (ii) subclause (x) shall, to the extent otherwise required under this Agreement, include the net profits and losses of the Company as determined in accordance with GAAP attributable to any hypothetical liquidation of the Company or sale, or adjustment to fair market value, of Company assets, as if such events actually occurred (including pursuant to Sections 4.1(a), 4.3(h), 9.3, 9.4 and 11.2(d)).

          3. Clarification Regarding Amortization Charges. Section 1.8(a) of the LLC Agreement is hereby amended by deleting the definition of "GAAP" and replacing it in its entirety as follows:

          "GAAP" means generally accepted accounting principles of the United States of America, except that, for all purposes of this Agreement, GAAP shall be determined without regard to any amortization or write-off charges related to the issuance of the Class B Units (i.e., any such charges that would otherwise be deducted in accordance with GAAP, shall not be so deducted).

          4. Ratification of the LLC Agreement. Except as otherwise expressly provided herein, all of the terms and conditions of the LLC Agreement are ratified and shall remain unchanged and continue in full force and effect.

          5. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

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          IN WITNESS  WHEREOF,  this  Amendment has been executed as of the date first above written.

                                      BOARD OF MANAGERS:



                                      /s/PETER W. MAY
                                      ------------------------------------
                                      Peter W. May


                                      /s/FRANCIS T. MCCARRON
                                      -------------------------------------
                                      Francis T. McCarron


                                      /s/BRIAN L. SCHORR
                                      -------------------------------------
                                      Brian L. Schorr